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                                                                   Exhibit 99.3

             CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR

   Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Leon Navickas, hereby consent to be named as a person about to become a director of SmartForce Public Limited Company in the Registration Statement on From S-4 of
SmartForce Public Limited Company, dated March   , 2002, and any amendments
thereto.


/S/  LEON NAVICKAS
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Leon Navickas
March 11, 2002